As filed with the Securities and Exchange Commission on May 9, 2006
Registration No. 333-69694

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

D.R. HORTON, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-2386963 (I.R.S. Employer Identification Number)
301 Commerce St., Suite 500
Fort Worth, Texas 76102
(817) 390-8200
(Address, Including Zip Code, and Telephone
Number, Including Area Code, of Registrant’s
Principal Executive Offices)
D.R. HORTON, INC. 1991 STOCK INCENTIVE PLAN
(Full Title of the Plan)
Thomas B. Montano
Vice President,
Corporate & Securities Counsel
D.R. Horton, Inc.
301 Commerce St., Suite 500
Fort Worth, Texas 76102
(817) 390-8200
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

     D.R. Horton, Inc. previously filed a registration statement on Form S-8 (registration No. 333-69694) to register shares of D.R. Horton common stock, par value $.01, for issuance pursuant to the D.R. Horton, Inc. 1991 Stock Incentive Plan.
     On January 26, 2006, D.R. Horton’s stockholders approved the D.R. Horton, Inc. 2006 Stock Incentive Plan, which replaced the 1991 Stock Incentive Plan. The aggregate number of shares of D.R. Horton common stock available under the 2006 Stock Incentive Plan includes a new authorization of 28.0 million shares, plus any shares that remained available for awards under the 1991 Stock Incentive Plan on January 26, 2006. In addition, the total shares available for awards under the 2006 Stock Incentive Plan are subject to increase by subsequent specified terminations of awards under the 1991 Stock Incentive Plan that were outstanding on January 26, 2006.
     This post-effective amendment no. 1 to registration statement on Form S-8 (registration No. 333-69694) is filed to deregister 295,244 shares of D.R. Horton common stock registered under the registration statement. All of these 295,244 shares are no longer available for issuance under the 1991 Stock Incentive Plan, have become available for issuance under the 2006 Stock Incentive Plan and are being registered on a new registration statement on Form S-8 of D.R. Horton.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant, D.R. Horton, Inc., certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S 8 and has duly caused this post-effective amendment no. 1 to registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on this 9th day of May, 2006.

D.R. HORTON, INC.
By:	/s/ BILL W. WHEAT
Bill W. Wheat
Executive Vice President and Chief Financial Officer

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     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment no. 1 to registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.
REGISTRANT OFFICERS AND DIRECTORS

Signature	Title	Date

* Donald R. Horton	Chairman of the Board	May 9, 2006

/s/ DONALD J. TOMNITZ Donald J. Tomnitz	Vice Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	May 9, 2006

/s/ BILL W. WHEAT Bill W. Wheat	Executive Vice President and Chief Financial Officer and Director (Principal Accounting and Financial Officer)	May 9, 2006

* Bradley S. Anderson	Director	May 9, 2006

* Richard I. Galland	Director	May 9, 2006

* By:	/s/ DONALD J. TOMNITZ Donald J. Tomnitz

/s/ SAMUEL R. FULLER Samuel R. Fuller
as attorney-in-fact

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